Exhibit 4.12

ELEVENTH SUPPLEMENTAL INDENTURE
dated as of November 21, 2012
among
Kennedy-Wilson, Inc.,
Kennedy-Wilson Holdings, Inc.,
The Released Entity Party Hereto,
The Guarantors Party Hereto
and
Wilmington Trust, National Association
as Trustee
_________________________
8.750% Senior Notes due 2019

THIS ELEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of November 21, 2012, among Kennedy-Wilson, Inc., a Delaware corporation (the “Company”), NWLACDFI-Southern Oaks, LLC, a Delaware limited liability company (the “Released Entity”), the Guarantors (as defined in the Indenture referred to below), Kennedy-Wilson Holdings, Inc., a Delaware corporation, as the Parent Guarantor (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and Wilmington Trust FSB, as trustee, entered into the Indenture, dated as of April 1, 2011 (the “Indenture”), relating to the Company's 8.750% Senior Notes due 2019 (the “Notes”);
WHEREAS, the Trustee succeeded Wilmington Trust FSB, as trustee under the Indenture as of July 1, 2011, pursuant to the provisions of Section 7.09 of the Indenture;
WHEREAS, Section 10.09 of the Indenture provides that under certain circumstances the Guaranty (as defined in the Indenture) of a Released Entity will terminate;
WHEREAS, the Company and the Released Entity have duly authorized the execution and delivery of this Supplemental Indenture, subject to the terms and conditions described herein;
WHEREAS, the Company, the Released Entity, the Parent Guarantor and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms and to give effect to the terms and conditions set forth herein and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1.Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.The Guaranty of each Released Entity named above is hereby terminated pursuant to Section 10.09 of the Indenture.
Section 3.This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4.This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Released Entity.

Section 6.This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Kennedy-Wilson, Inc., as Company

By:	/s/ JUSTIN ENBODY
	Name:	Justin Enbody
	Title:	Chief Financial Officer

Kennedy-Wilson Holdings, Inc., as Parent Guarantor

By:	/s/ JUSTIN ENBODY
	Name:	Justin Enbody
	Title:	Chief Financial Officer

Each of the Guarantors named in Exhibit A hereto

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	Vice President

NWLACDFI-Southern Oaks, LLC, as Released Entity

By:	/s/ BARRY S. SCHLESINGER
	Name:	Barry S. Schlesinger
	Title:	Vice President

Wilmington Trust, National Association as Trustee

By:	/s/ JANE SCHWEIGER
	Name:	Jane Schweiger
	Title:	Vice President

[Supplemental Indenture Signature Page]

Exhibit A
Guarantors
Kennedy-Wilson Properties, Ltd., a Delaware corporation
Kennedy-Wilson Property Services, Inc., a Delaware corporation
Kennedy-Wilson Property Services II, Inc., a Delaware corporation
Kennedy Wilson Property Services III, L.P., a Delaware limited partnership
Kennedy-Wilson Property Equity, Inc., a Delaware corporation
Kennedy-Wilson Property Equity II, Inc., a Delaware corporation
Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation
Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation
Kennedy-Wilson Property Special Equity III, LLC, a Delaware limited liability company
K-W Properties, a California corporation
Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company
KW BASGF II Manager, LLC, a Delaware limited liability company
KWF Investors I, LLC, a Delaware limited liability company
KWF Investors II, LLC, a Delaware limited liability company
KWF Investors III, LLC, a Delaware limited liability company
KWF Manager I, LLC, a Delaware limited liability company
KWF Manager II, LLC, a Delaware limited liability company
KWF Manager III, LLC, a Delaware limited liability company
Kennedy Wilson Overseas Investments, Inc., a Delaware corporation
Fairways 340 Corp., a Delaware corporation
KW - Richmond, LLC, a Delaware limited liability company
SG KW Venture I Manager LLC, a Delaware limited liability company
KW Loan Partners I LLC, a Delaware limited liability company
KW Loan Partners II LLC, a California limited liability company
KW Summer House Manager, LLC, a Delaware limited liability company
KW Montclair, LLC, a Delaware limited liability company
KW Blossom Hill Manager, LLC, a Delaware limited liability company
KW Serenade Manager, LLC, a Delaware limited liability company
K-W Santiago Inc., a California corporation
KW Redmond Manager, LLC, a Delaware limited liability company
Dillingham Ranch Aina LLC, a Delaware limited liability company
68-540 Farrington, LLC, a Delaware limited liability company
KW Dillingham Aina LLC, a Delaware limited liability company
Kennedy Wilson Fund Management Group, LLC, a California limited liability company
Kennedy-Wilson International, a California corporation
Kennedy-Wilson Tech, Ltd., a California corporation
KWP Financial I, a California corporation
Kennedy Wilson Auction Group Inc., a California corporation
Kenney-Wilson Properties, LTD., an Illinois corporation
KWF Manager IV, LLC, a Delaware limited liability company
KWF Manager V, LLC, a Delaware limited liability company
KW Ireland, LLC, a Delaware limited liability company
Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company

KW Residential Group, Inc., a California corporation
KWF Fund IV - Kohanaiki, LLC, a Delaware limited liability company
KW Telstar Partners, LLC, a Delaware limited liability company
KWF Investors IV, LLC, a Delaware limited liability company
KWF Investors V, LLC, a Delaware limited liability company
Meyers Research, LLC, a Delaware limited liability company
KW Armacost, LLC, a Delaware limited liability company
Santa Maria Land Partners Manager, LLC, a Delaware limited liability company
KW Investment Adviser, LLC, a Delaware limited liability company
Kennedy-Wilson Capital, a California Corporation
KW Captowers Partners, LLC, a Delaware limited liability company
KW Four Points, LLC, a Delaware limited liability company
KW Loan Partners VII, LLC, a Delaware limited liability company